Cathay General Bancorp Finalizes Second Quarter Results of Operations; Strengthens Its Allowance for Credit Losses

     Los Angeles, August 7, 2009 — Cathay General Bancorp (the “Company,” NASDAQ: CATY), the holding company of Cathay Bank, today announced that it has recorded an additional loan loss provision in its results of operations for the second quarter of 2009. In finalizing its second quarter results, the Company, primarily in light of the continued weak economy and the level of non-accrual loans as of June 30, 2009, recorded a total loan loss provision for the second quarter of $93.0 million, which was $22.8 million higher than the $70.2 million second quarter loan loss provision previously announced in the Company’s earnings press release dated July 29, 2009.  No changes have been made to the amount of non-accrual loans or charge-offs shown in the July 29, 2009, press release.  This additional loan loss provision increased the second quarter net loss to $24.7 million, or $0.58 per common share, from $11.4 million, or $0.31 per common share as previously announced. For the six months ended June 30, 2009, the provision increased the Company’s previously announced net loss to $14.4 million or $0.46 per common share, from a net loss of $1.2 million or $0.19 per common share.

     As a result of this additional loan loss provision, the Company's allowance for credit losses as of June 30, 2009, has increased and the Company’s ratio of total allowance for credit losses to total loans has strengthened to 2.42% from the previously announced 2.10%, while the Company’s capital ratios decreased slightly with the revised Tier 1 risk-based capital ratio at 12.24% and total risk-based capital ratio at 14.09%. The Company’s capital ratios continue to be substantially above the ratios to be considered “well-capitalized” for regulatory purposes, which are 6.00% for Tier 1 risk-based capital and 10.00% for total risk-based capital. The Company's complete financial results for the quarter ended June 30, 2009, are included in the Company’s Form 10-Q for the quarter ended June 30, 2009, which was filed with the Securities and Exchange Commission today.

ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates 31 branches in California, eight branches in New York State, one in Massachusetts, two in Texas, three in Washington State, three in the Chicago, Illinois area, one in New Jersey, one in Hong Kong, and a representative office in Shanghai and in Taipei. Cathay Bank’s website is found at http://www.cathaybank.com. Cathay General Bancorp's website is found at http://www.cathaygeneralbancorp.com.

FORWARD-LOOKING STATEMENTS AND OTHER NOTICES

Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management’s beliefs, projections, and assumptions concerning future results and events. These forward-looking statements may include, but are not limited to, such words as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “seeks,” “shall,” “should,” “will,” “predicts,” “potential,” “continue,” and variations of these words and similar expressions. Forward-looking statements are based on estimates, beliefs, projections, and assumptions and are not guarantees of future performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from: significant volatility and deterioration in the credit and financial markets; adverse changes in general economic conditions; the effects of the Emergency Economic Stabilization Act, the American Recovery and Reinvestment Act, and the Troubled Asset Relief Program (TARP) and any changes or amendments thereto; deterioration in asset or credit quality; the availability of capital; the impact of any goodwill impairment that may be determined; acquisitions of other banks, if any; fluctuations in interest rates; the soundness of other financial institutions; expansion into new market areas; earthquakes, wildfires, or other natural disasters; competitive pressures; changes in laws, regulations, and accounting rules or their interpretations; any legislative, judicial, or regulatory actions and developments against us; and general economic or business conditions in California and other regions where Cathay Bank has operations, including, but not limited to, adverse changes in economic conditions resulting from the continuation or worsening of the current economic downturn.

These and other factors are further described in Cathay General Bancorp's Annual Report on Form 10-K for the year ended December 31, 2008 (at Item 1A in particular), other reports and registration statements filed with the Securities and Exchange Commission (“SEC”), and other filings it makes with the SEC from time to time. Actual results in any future period may also vary from the past results discussed in this press release. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements, which speak to the date of this press release. Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statement or to publicly announce any revision of any forward-looking statement to reflect future developments or events, except as required by law.

Cathay General Bancorp's filings with the SEC are available at the website maintained by the SEC at http://www.sec.gov, or by request directed to Cathay General Bancorp, 9650 Flair Drive, El Monte, California 91731, Attention: Investor Relations (626) 279-3286.